T. ROWE PRICE TAX-EFFICIENT BALANCED FUND, INC.
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                             ARTICLES OF AMENDMENT
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     T. Rowe Price Tax-Efficient Balanced Fund, Inc., a Maryland corporation, having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended by deleting in its
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entirety Article SECOND paragraph (a) of the Articles of Incorporation and substituting in lieu thereof the following:

    "(a) The name of the Corporation (the "Corporation") is:

                    T. Rowe Price Tax-Efficient Funds, Inc."

     SECOND: The amendment does not change the outstanding capital stock of the
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Corporation or the aggregate par value thereof.

     THIRD: The foregoing Amendment to the Charter of the Corporation has been
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approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law.

     FOURTH: The Corporation is registered as an open-end company under the
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Investment Company Act of 1940.

     IN WITNESS WHEREOF, T. ROWE PRICE TAX-EFFICIENT BALANCED FUND, INC., has caused these presents to be signed in its name and on its behalf by its Vice President, and witnessed by its Assistant Secretary, on May 19, 1999.


ATTEST:                     T. ROWE PRICE TAX-BALANCED FUND, INC.

/s/Patricia S. Lippert             /s/Henry H. Hopkins
__________________________         By: _______________________________
Patricia S. Lippert, Secretary      Henry H. Hopkins, Vice President

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THE UNDERSIGNED, the Vice President of T. Rowe Price Tax-Efficient Balanced
Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information, and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                              /s/Henry H. Hopkins
                              __________________________
                              Henry H. Hopkins, Vice President